UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As explained in Item 5.02 below, on May 26, 2005, CSG Systems International, Inc. (“CSG”) elected Don Reed as a new member of the CSG Board of Directors. In conjunction with Mr. Reed’s election, the Board of Directors of CSG directed that the form of Indemnification Agreement between CSG Systems International, Inc. and Directors and Executive Officers be executed and delivered, effective May 26, 2005, to Mr. Reed. Under the indemnification agreement, CSG would indemnify Mr. Reed to the fullest extent permitted by law, against all expenses incurred if he were to become party to civil, criminal, administrative, investigative or other actions related to his services as a director of CSG. The copy of CSG’s standard indemnification agreement has been previously filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2005, CSG elected Don Reed as a new member of CSG’s Board of Directors. The Revised By-Laws of CSG Systems International, Inc. (“Revised By-Laws”) provide for its Board of Directors to be divided into three classes, each class having a three-year term. Mr. Reed will be a member of the Class I directors, with a term of office to continue until the annual meeting of stockholders of CSG to be held in 2007. Mr. Reed will also serve on the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Reed does not have any family relationships with any executive officer or director of CSG or its affiliates. He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In addition, effective May 31, 2005, George F. Haddix stepped down as a member of the CSG Board of Directors. Dr. Haddix had served on the Audit Committee and the Nominating and Corporate Governance Committee. Dr. Haddix’s Board term was set to expire in 2006.

A copy of CSG’s press release announcing Mr. Reed’s election and Dr. Haddix’s resignation, dated May 31, 2005, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2005, the CSG Board of Directors revised its by-laws to separate the positions of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”), thus allowing for a non-executive Chairman. Effective with the amendment, the Revised By-Laws provides for a Chairman and a President, allows the Board to designate whether the Chairman or President will act as CEO and provides for the basic duties of the respective positions, including the CEO. Certain other changes were also made with respect to the election of executive vice presidents and the designation of vice presidents of CSG.

A copy of the amended Revised By-Laws is attached hereto as Exhibit 3.02 and is hereby incorporated by reference.

Item 8.01 Other Events.

On May 26, 2005, the CSG Board of Directors appointed Bernard W. Reznicek, a current Board member, as CSG’s non-executive Chairmen with a one-year term to commence July 1, 2005. Mr. Reznicek will be compensated for the non-executive Chairman role in an annual amount of $50,000. Mr. Reznicek will continue with his duties as the Chairman of the Audit Committee, but will not remain a member of the Compensation Committee or the Nominating and Corporate Governance Committee.

A copy of CSG’s press release announcing Mr. Reznicek’s appointment, dated May 31, 2005, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.02	Revised By-Laws of CSG Systems International, Inc.

99.1	Press release of CSG Systems International, Inc, dated May 31, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal
Accounting Officer

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CSG Systems International, Inc.

Form 8-K

Exhibit Index

3.02	Revised By-Laws of CSG Systems International, Inc.

99.1	Press release of CSG Systems International, Inc, dated May 31, 2005

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